Exhibit 5.1

Snell & Wilmer L.L.P.

1700 S. PAVILION CENTER DRIVE, SUITE 700

LAS VEGAS, NV 89135

TELEPHONE: 702.784.5200

FACSIMILE: 702.784.5252

July 10, 2026

ChronoScale Holdings Corporation

3811 Turtle Creek Blvd., Suite 2100

Dallas, Texas 75219

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as special Nevada counsel to ChronoScale Holdings Corporation, a Nevada corporation (the “Company”), a successor issuer to ChronoScale Corporation, a Nevada corporation, in connection with the Company’s preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 filed on the date hereof, as amended from time to time (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Prospectus”) relating to the resale, from time to time, by the selling securityholders identified in the Prospectus under the caption “Selling Stockholders” of 1,097,509 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), comprised of (i) 15,389 shares of common stock (the “2025 Placement Agent Warrant Shares”) issuable upon the exercise of the warrant (the “2025 Placement Agent Warrant”) issued by the Company to Lake Street Capital Markets, LLC (“Lake Street”) on October 30, 2025 pursuant to that certain placement agency agreement, dated October 28, 2025, by and between the Company and Lake Street (the “PAA”), (ii) 711,922 shares of common stock (the “Conversion Shares”) issued or issuable upon conversion of 5,852 shares of Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), issued by the Company to certain investors in a private placement transaction on January 22, 2026 pursuant to that certain securities purchase agreement, dated January 20, 2026, by and between the Company and such investors (the “2026 SPA”), (iii) 355,960 shares of common stock (the “Investor Warrant Shares”) issuable upon the exercise of the warrants (the “Investor Warrants,” and together with the 2025 Placement Agent Warrant and 2026 Placement Agent Warrant, the “Warrants”) issued by the Company to certain investors on January 22, 2026 pursuant to the 2026 SPA, and (iv) 14,238 shares of common stock (the “2026 Placement Agent Warrant Shares,” and together with the 2025 Placement Agent Warrant Shares, Conversion Shares and Investor Warrant Shares, the “Shares”) issuable upon the exercise of the warrant (the “2026 Placement Agent Warrant”) issued by the Company to Lake Street on January 22, 2026 in connection with the 2026 SPA, in private placement offerings.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Prospectus.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have relied upon and examined matters of fact, questions of law and documents as we have deemed necessary to render this opinion, including the originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement and exhibits thereto, including the form of Warrants and the 2026 Private Placement Agent Warrant;

ChronoScale Holdings Corporation

July 10, 2026

2. The certificate of designation of Series B Preferred Stock as filed in the office of the Secretary of State of the State of Nevada (the “COD”);

2. The Prospectus;

3. The Amended and Restated Articles of Incorporation of the Company filed with the Secretary of State of the State of Nevada, as amended through the date hereof, certified as of the date hereof by an officer of the Company (the “Articles”);

4. The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company (the “Bylaws”);

5. Certificate of Existence with Status in Good Standing, certified by the Secretary of State of the State of Nevada, dated as of a recent date;

6. Resolutions adopted by the Board of Directors of the Company relating to the Registration Statement, the Prospectus, the issuance of the Warrants, the 2026 Private Placement Agent Warrant and the Series B Preferred Stock, the reservation and authorization of the issuance and registration of the Shares and other actions with regard thereto (collectively, the “Resolutions”), certified as of the date hereof by an officer of the Company;

7. A certificate executed by an officer of the Company, dated as of the date hereof, as to certain factual matters; and

8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

A. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

B. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

C. The Warrants, the 2026 Private Placement Agent Warrant and the Series B Preferred Stock have been duly authorized, validly issued and are valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms. Upon the issuance of all Shares issuable upon exercise of the Warrants and the 2026 Private Placement Agent Warrant and conversion of all of the shares of the Series B Preferred Stock, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Articles, as amended.

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications and limitations contained herein, we are of the opinion that the Shares to be resold by the selling securityholders, have been duly and validly authorized for issuance, and, when issued in accordance with the terms of the Warrants, the 2026 Private Placement Agent Warrant and the COD, as applicable, such Shares will be validly issued, fully paid and non-assessable.

ChronoScale Holdings Corporation

July 10, 2026

Our opinion that any document is legal, valid and binding is qualified as to (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally; (b) rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and (c) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

We render this opinion only with respect to the general corporate law of the State of Nevada as set forth in Chapter 78 of the Nevada Revised Statutes. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Warrant Shares will be issued in compliance with all applicable state securities or blue sky laws.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement filed by the Company. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement filed by the Company. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Snell & Wilmer L.L.P.

Snell & Wilmer L.L.P.